UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

Amendment No. 1 to
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 2, 2011

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	91-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANTORY NOTE

New Energy Systems Group, a Nevada corporation (the “Company”) is filing this Current Report on Form 8-K/A to amend and restate in its entirety the Current Report on Form 8-K filed by the Company on May 4, 2011.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report of Completed Interim Review.

On May 2, 2011, the board of directors of New Energy Systems Group (“the Company”) concluded that the Company’s Annual Report on Form 10-K filed with the United States Securities and Exchange Committee on March 28, 2011 (the “Annual Report”), which included the consolidated financial statements of the Company and its subsidiaries for the period ended December 31, 2010 (the “Financial Statements”), did not properly account for the following items, in accordance with United States generally accepted accounting principles, and, as a result, cannot be relied upon:

The consolidated financial statements for the year ended December 31, 2010 did not account for and disclose the expense of warrants issued to an IR consultant of the Company.

Management of the Company will restate these Financial Statements for the period ended December 31, 2010, which will be included in its Amendment No.1 to Annual Report, to restate all of such financial statements to correct the error noted above.

The Company’s board of directors as well as its management has discussed the matters in this Report with its independent auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: June 10, 2011	By:	/s/ Nian Chen
Name: Nian Chen
Title: Chief Executive Officer

3